Exhibit 99.1

Press release dated April 25, 2003.

FIRST FINANCIAL HOLDINGS, INC.

34 Broad Street – Charleston, S.C. 29401

843-529-5933 – FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS
Contact:	Dorothy B. Wright
Vice President
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. DECLARES DIVIDEND

Charleston, South Carolina (April 25, 2003) - First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.19 per share. The dividend is payable May 23, 2003, to stockholders of record as of May 9, 2003.

A. Thomas Hood, President and Chief Executive Officer, stated, "The Company has performed very well in the first half of this year, and the Board is pleased to share our earnings with stockholders through the payment of dividends."

First Financial is the holding company of First Federal, which operates 44 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.